Exhibit 99.1

Sonim Technologies Reports Third Quarter 2025 Financial Results

Revenue increased 45% sequentially in Q3 2025, driven by demand for new product portfolio and the successful launch of the MegaConnect HPUE mobile hotspot

Net loss narrowed to $4.8 million as operating expense declined and sales improved

Stockholders approved strategic initiatives including reverse stock split, share increase and reelection of Sonim Board nominees

Balance sheet strengthened through capital raise and new financing initiatives

San Diego – October 31, 2025 – Sonim Technologies, Inc. (Nasdaq: SONM), a leading provider of rugged mobile solutions for first responders, government, and enterprise, today announced its financial results for the third quarter ended September 30, 2025.

“The third quarter of 2025 marked a pivotal transition for Sonim as we began to see the results of our strategic focus with the new portfolio,” said Peter Liu, Chief Executive Officer of Sonim Technologies. “The successful launch of the MegaConnect HPUE mobile hotspot with AT&T and FirstNet, alongside growing demand for our products, highlights the early success of our refreshed portfolio. At the same time, we are making significant progress toward completing the sale of our assets to NEXA Mobility (formerly Social Mobile), a critical step in positioning the company for future opportunities. We remain committed to building on this momentum and delivering value to stockholders in the fourth quarter.”

Third Quarter 2025 Financial Highlights:

●	Net revenue for Q3 2025 was $16.2 million, up 45% sequentially from Q2 2025.

●	GAAP net loss for Q3 2025 was $4.8 million, improving from a GAAP net loss of $7.5 million in Q2 2025. Revenue growth and a decrease in operating expenses contributed to a sequential decrease in net loss in Q3 2025 compared to Q2 2025; however, one-time expenses tied to a potential hostile takeover and our continued strategic initiatives contributed to higher operating costs in both quarters.

●	Adjusted EBITDA* for Q3 2025 was negative $2.0 million, reflecting an improvement from negative $3.2 million in Q2 2025.

●	As of September 30, 2025, Sonim had $2.1 million in cash and cash equivalents, trade accounts receivable of $3.5 million, and inventory valued at $11.0 million.

●	During the three months ended September 30, 2025, Sonim received net proceeds from equity offerings of approximately $4.8 million. The transaction proceeds were used to pay for one-time expenses and to finance new product launches.

Third Quarter Business Highlights

●	Launched the Sonim MegaConnect™ 5G HPUE hotspot with AT&T and achieved FirstNet Trusted certification

●	Launched the Sonim XP Pro with T-Mobile in the United States; Bell, Rogers and Telus in Canada

●	Launched the Sonim XP Pro Thermal with Deutsche Telekom in Germany

●	Launched the Sonim XP3plus 5G feature flip phone with AT&T and achieved FirstNet certification

●	Launched the Sonim XP Pro Thermal and XP Pro E in Europe via authorized resellers

Corporate Updates

●	In July 2025, Sonim entered into a definitive agreement with NEXA (formerly known as Social Mobile) under which NEXA has agreed to purchase substantially all of Sonim’s assets for $15.0 million in cash and up to $5.0 million in the form of an earn-out payment. The transaction is expected to close late in the fourth quarter, subject to customary closing conditions, including shareholder approval.

●	In July 2025, Sonim stockholders elected all five of the Company’s director nominees—Mike Mulica, Peter Liu, James Cassano, Jack Steenstra, and newly appointed director, George Thangadurai—to the Company’s Board of Directors.

●	In October 2025, Sonim stockholders approved a reverse stock split, which was effected at a ratio of 1-for-18. Trading on a split-adjusted basis began on October 27, 2025. This reverse stock split enables Sonim to regain compliance with Nasdaq listing requirements.

●	In October 2025, Sonim stockholders approved an increase of authorized shares to 1 billion, providing flexibility to support potential future capital transactions.

* Non-GAAP financial measure. An explanation and reconciliation of non-GAAP financial measures are presented at the end of this press release.

Third Quarter 2025 Financial Results

“Our third-quarter results reflect the impact of one-time expenses related to the proxy contest, due diligence for the asset sale, and preparations for a special shareholder’ meeting that took place in October,” said Clay Crolius, Chief Financial Officer of Sonim Technologies. “While these costs affected our short-term results, they position us to complete key transactions and unlock future value. We remain focused on exploring strategic opportunities to monetize our Nasdaq listing and maximizing shareholder value, while maintaining disciplined financial management to drive growth and innovation.”

Revenue for the third quarter of 2025 was $16.2 million, an increase from $11.2 million in the second quarter of 2025, which was driven by increased demand for the Sonim XP Pro and XP Pro Thermal and the successful launch of the Sonim MegaConnect HPUE mobile hotspot with AT&T and FirstNet.

Gross profit for the third quarter of 2025 was $1.8 million, or 11% of revenues, compared to the second quarter of 2025 gross profit of $0.8 million, or 8% of revenues. Gross margins reflect additional labor costs in the third quarter of 2025 to address quality control and software issues and the second quarter reflected a $1.1 million loss on impairment of contract fulfillment assets.

Operating expenses decreased to $5.8 million in the third quarter of 2025 compared to $7.6 million in the second quarter of 2025. The decrease was primarily driven by a $1.0 million reduction in sales & marketing costs as fewer products were launched, and a $0.7 million decrease in R&D expenses as fewer new products were under development.

Net loss improved to $4.8 million for the third quarter of 2025, compared to $7.5 million in the second quarter of 2025, driven by higher sales and reduced sales & marketing expenses.

Balance Sheet and Working Capital

Ended the third quarter of 2025 with $2.1 million in cash, $3.5 million in trade accounts receivable, and $11.0 million in inventory.

About Sonim Technologies

Sonim Technologies is a leading U.S. provider of rugged mobile solutions, including phones, wireless internet data devices, accessories and software designed to provide extra protection for users that demand more durability in their work and everyday lives. Trusted by first responders, government, and Fortune 500 customers since 1999, we currently sell our ruggedized mobility solutions through tier one wireless carriers and distributors in North America, EMEA, and Australia/New Zealand. Sonim devices and accessories connect users with voice, data, workflow and lifestyle applications that enhance the user experience while providing an extra level of protection. For more information, visit www.sonimtech.com.

Important Cautions Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to, among other things, the company’s financial condition, strategic initiatives, and the timeline of the consummation of the asset purchase agreement. These forward-looking statements are based on Sonim’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by Sonim, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “achieve,” “aim,” “ambitions,” “anticipate,” “believe,” “committed,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “future,” “goals,” “grow,” “guidance,” “intend,” “likely,” “may,” “milestone,” “objective,” “on track,” “opportunity,” “outlook,” “pending,” “plan,” “position,” “possible,” “potential,” “predict,” “progress,” “promises,” “roadmap,” “seek,” “should,” “strive,” “targets,” “to be,” “upcoming,” “will,” “would,” and variations of such words and similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include, but are not limited to, the following: the availability of cash on hand; potential material delays in realizing projected timelines; Sonim’s ability to meet expectations regarding the timing and completion of the declared strategic initiatives to return value to stockholders; Sonim’s ability to complete the asset purchase agreement and the consequences if Sonim fails to do so; Sonim’s ability to consummate a strategic transaction complementary to the asset purchase agreement and ensure the continuation of its business following the disposition of the legacy business; Sonim’s material dependence on its relationship with a small number of customers who account for a significant portion of Sonim’s revenue; Sonim’s entry into the data device sector could divert our management team’s attention from existing products; risks related to Sonim’s ability to comply with the continued listing standards of the Nasdaq Stock Market and the potential delisting of Sonim’s common stock; Sonim’s ability to continue to develop solutions to address user needs effectively, including its next-generation products; the U.S. trade policy, including the imposition of tariffs; Sonim’s reliance on third-party contract manufacturers and partners; Sonim’s ability to stay ahead of the competition; Sonim’s ongoing transformation of its business; the variation of Sonim’s quarterly results; the lengthy customization and certification processes for Sonim’s wireless carrier customers; various economic, political, environmental, social, and market events beyond Sonim’s control, as well as the other risk factors described under “Risk Factors” included in Sonim’s most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission (available at www.sec.gov). Sonim cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Sonim assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Media Contact

Anette Gaven

Sonim Technologies

M: 619-993-3058

pr@sonimtech.com

SONIM TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND

PER SHARE AMOUNTS)

	September 30, 2025	December 31, 2024
	(Unaudited)
Assets
Cash and cash equivalents	$2,137	$5,343
Accounts receivable, net	3,498	4,339
Non-trade receivable	9,841	7,119
Related party receivable	—	181
Inventory	10,986	10,621
Prepaid expenses and other current assets	3,839	4,562
Total current assets	30,301	32,165
Property and equipment, net	140	227
Contract fulfillment assets	9,053	6,399
Other assets	725	948
Total assets	$40,219	$39,739
Liabilities and stockholders’ equity (deficit)
Accounts payable	$20,408	$22,848
Accrued liabilities	13,631	20,892
Promissory notes, net, current portion	4,817	—
Total current liabilities	38,856	43,740
Promissory notes, net	250	—
Income tax payable	1,814	1,699
Total liabilities	40,824	45,439
Commitments and contingencies
Stockholders’ equity (deficit)
Common stock, $0.001 par value per share; 100,000,000 shares authorized; and 1,015,652 and 276,881 shares issued and outstanding at September 30, 2025, and December 31, 2024, respectively(*)	1	—
Preferred stock, $0.001 par value per share, 5,000,000 shares authorized, and no shares issued and outstanding at September 30, 2025, and December 31, 2024, respectively	—	—
Additional paid-in capital(*)	294,676	277,908
Accumulated deficit	(295,378)	(283,608)
Total stockholders’ equity (deficit)	(701)	(5,700)
Total liabilities and stockholders’ equity (deficit)	$40,219	$39,739

(*)	Adjusted retroactively to reflect the 1-for-18 reverse stock split that became effective on October 27, 2025.

SONIM TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net revenues	$16,214	$15,022	$44,125	$35,656
Related party net revenues	—	—	—	7,658
Total net revenues	16,214	15,022	44,125	43,314
Cost of revenues	14,398	10,790	33,108	33,211
Gross profit	1,816	4,232	11,017	10,103
Operating expenses
Research and development	181	715	2,723	1,728
Sales and marketing	2,452	3,045	9,136	8,756
General and administrative	3,163	2,848	9,225	7,937
Impairment of contract fulfillment assets	—	—	—	3,217
Total operating expenses	5,796	6,608	21,084	21,638
Income (loss) from operations	(3,980)	(2,376)	(10,067)	(11,535)
Interest expense, net	(522)	—	(1,002)	(17)
Other expense, net	(161)	(19)	(340)	(203)
Income (loss) before income taxes	(4,663)	(2,395)	(11,409)	(11,755)
Income tax expense	(90)	(117)	(361)	(279)
Net income (loss)	$(4,753)	$(2,512)	$(11,770)	$(12,034)
Net income (loss) per share (*):
Basic	$(4.83)	$(9.32)	$(19.14)	$(46.50)
Diluted	$(4.83)	$(9.32)	$(19.14)	$(46.50)
Weighted-average shares used in computing net income (loss) per share (*):
Basic	984,927	269,388	614,985	258,788
Diluted	984,927	269,388	614,985	258,788

(*)	Adjusted retroactively to reflect the 1-for-18 reverse stock split that became effective on October 27, 2025.

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. GAAP, we believe the following non-GAAP and operational measures are useful in evaluating our performance-related metrics and present them as a supplemental measure of our performance.

Adjusted EBITDA

We define Adjusted EBITDA as net loss adjusted to exclude the impact of stock-based compensation expense, depreciation and amortization, interest expense, income taxes, adjustments due to the expiration of customer allowance agreements, impairment of contract fulfillment assets, financing costs, and non-recurring legal and professional fees. Adjusted EBITDA is a useful financial metric in assessing our operating performance from period to period by excluding certain items that we believe are not representative of our core business, such as certain material non-cash items and other adjustments, such as stock-based compensation.

We believe that Adjusted EBITDA, viewed in addition to, and not in lieu of, our reported GAAP results, provides useful information to investors regarding our performance and overall results of operations for various reasons, including: one-time non-cash asset impairment costs, financing costs, and non-recurring legal and professional fees as they do not reflect normal operations; non-cash equity grants made to employees at a certain price do not necessarily reflect the performance of our business at such time, and as such, stock-based compensation expense is not a key measure of our operating performance; and non-cash depreciation and amortization are not considered a key measure of our operating performance. We use Adjusted EBITDA: as a measure of operating performance; for planning purposes, including the preparation of budgets and forecasts; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; in communications with our board of directors concerning our financial performance; and as a consideration in determining compensation for certain key employees.

Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include: it does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments; it does not reflect changes in, or cash requirements for, working capital needs; it does not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments; and other companies in our industry may define and/or calculate this metric differently than we do, limiting its usefulness as a comparative measure.

Set forth below is a reconciliation from net income (loss) to Adjusted EBITDA for the respective periods (in thousands):

	Three Months Ended
	September 30, 2025	June 30, 2025
Net income (loss)	$(4,753)	$(7,475)
Depreciation and amortization	952	797
Stock-based compensation	166	926
Release of customer allowance liabilities	61	(219)
Non-recurring legal and professional fees	953	613
Impairment of contract fulfillment assets	—	1,084
Interest expense and financing costs	522	984
Income taxes	90	139
Adjusted EBITDA	$(2,009)	$(3,151)